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                                                                    Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Nastech Pharmaceutical Company, Inc.:


We consent to the use of our report dated February 27, 2004 with respect to the balance sheets of Nastech Pharmaceutical Company Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, incorporated by reference in this Registration Statement on Form S-8.

/s/KPMG LLP

Seattle, Washington
August 12, 2004